CSFB04-AR01_G6 - Price/Yield - VI-A-3

Balance	Contact Desk	Delay	0	Index	LIBOR_1MO | 1.1	WAC(6)	6.5507	WAM(6)	358
Coupon	1.30	Dated	1/29/2004	Mult / Margin	1 / 0.1900	NET(6)	6.262385	WALA(6)	2
Settle	1/30/2004	First Payment	2/25/2004	Cap / Floor	11.00 / 0

*Pays 1 ML + 0.20% up to the 5.00% Call. Spread then doubles after the Call.

Price	15 CPR – Call (Y)	20 CPR – Call (Y)	25 CPR – Call (Y)	28 CPR – Call (Y)	30 CPR – Call (Y)	32 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)	55 CPR – Call (Y)	60 CPR – Call (Y)

99-28	24.41	25.85	27.40	28.41	29.13	29.88	30.99	32.90	34.97	37.21	39.65	42.35
99-28+	23.86	25.12	26.48	27.36	27.99	28.64	29.61	31.29	33.09	35.06	37.20	39.56
99-29	23.31	24.38	25.55	26.31	26.84	27.41	28.24	29.68	31.22	32.90	34.74	36.76
99-29+	22.76	23.65	24.62	25.26	25.70	26.17	26.87	28.06	29.35	30.75	32.28	33.97
99-30	22.21	22.92	23.70	24.20	24.56	24.94	25.49	26.45	27.48	28.60	29.82	31.17
99-30+	21.65	22.19	22.77	23.15	23.42	23.70	24.12	24.84	25.61	26.45	27.37	28.38
99-31	21.10	21.46	21.85	22.10	22.28	22.47	22.74	23.22	23.74	24.30	24.91	25.58
99-31+	20.55	20.73	20.92	21.05	21.14	21.23	21.37	21.61	21.87	22.15	22.45	22.79
100-00	20.00	20.00	20.00	20.00	20.00	20.00	20.00	20.00	20.00	20.00	20.00	20.00
100-00+	19.45	19.27	19.08	18.95	18.86	18.77	18.63	18.39	18.13	17.85	17.55	17.21
100-01	18.90	18.54	18.15	17.90	17.72	17.53	17.26	16.78	16.26	15.70	15.09	14.42
100-01+	18.35	17.81	17.23	16.85	16.58	16.30	15.88	15.17	14.39	13.55	12.64	11.63
100-02	17.80	17.08	16.30	15.80	15.44	15.07	14.51	13.56	12.53	11.41	10.19	8.84
100-02+	17.25	16.35	15.38	14.75	14.30	13.84	13.14	11.95	10.66	9.26	7.73	6.05
100-03	16.69	15.62	14.46	13.70	13.17	12.60	11.77	10.34	8.79	7.11	5.28	3.26
100-03+	16.14	14.89	13.53	12.65	12.03	11.37	10.40	8.73	6.93	4.97	2.83	0.48
100-04	15.59	14.16	12.61	11.60	10.89	10.14	9.03	7.12	5.06	2.82	0.38	-2.31

WAL	2.88	2.16	1.70	1.49	1.37	1.26	1.14	0.97	0.83	0.72	0.63	0.56
Mod Durn	2.819	2.128	1.681	1.479	1.363	1.260	1.132	0.964	0.831	0.723	0.633	0.557
Princi- pal Win- dow	Feb04 - Jun11	Feb04 – Aug09	Feb04 – Jun08	Feb04 – Dec07	Feb04 – Sep07	Feb04 – May07	Feb04 – Nov06	Feb04 – Jun06	Feb04 – Feb06	Feb04 – Oct05	Feb04 – Aug05	Feb04 – May05

LIBOR 1MO	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000
LIBOR 6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR 1YR	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000
CMT 1YR	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.